SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported):  January 1, 2011

CWHEQ Home Equity Loan Trust, Series 2005-F
(Exact name of the issuing entity)
Commission File Number of the issuing entity:  333-126790-03

CWHEQ, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor:  333-126790

Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698310
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4500 Park Granada
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 345 9874

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[  ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b)

[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Section 7. Regulation FD

Item 7.01 Regulation FD Disclosure

CWHEQ Home Equity Loan Trust, Series 2005-F (the “Issuing Entity”) has the benefit of a Mortgage Insurance Policy (the “Policy”) issued by United Guaranty Residential Insurance Company of North Carolina (the “Mortgage Insurer”) which insures certain Mortgage Loans (referred to as the “Covered Mortgage Loans”) against certain losses.  The Issuing Entity also has the benefit of the Sponsor Loss Coverage Obligation provided by Countrywide Home Loans, Inc. (“Countrywide”).  The Sponsor Loss Coverage Obligation is intended to cover losses realized on the Covered Mortgage Loans with respect to which a claim for payment is denied by the insurer due to an exclusion in the Policy, up to the Sponsor Loss Coverage Amount specified in the Sale and Servicing Agreement.

Pursuant to an agreement reached with the Mortgage Insurer, the Mortgage Insurer agreed to pay outstanding claims filed under the Policy with respect to Covered Mortgage Loans (including any claims that it initially denied) (each, an “Outstanding Claim).  The Mortgage Insurer has paid Outstanding Claims in the order in which the claims were received by the Mortgage Insurer, up to the remaining maximum aggregate amount payable under the Policy (set forth below).  The proceeds from any such payments made by the Mortgage Insurer will be distributed to certificateholders in the manner and priority specified in the Sale and Servicing Agreement.  Countrywide has generally made a payment in respect of its Sponsor Loss Coverage Obligation for the benefit of the Issuing Entity upon the initial denial of a claim by the Mortgage Insurer under the Policy.  To the extent the Mortgage Insurer pays a claim on a Covered Mortgage Loan for which Countrywide previously made a payment of the Sponsor Loss Coverage Obligation, Countrywide will receive an amount equal to the previously-paid payment of the Sponsor Loss Coverage Obligation related to such Covered Mortgage Loan and the Sponsor Loss Coverage Amount will increase by a corresponding amount.

The table below sets forth (i) remaining maximum aggregate amount payable under the Policy as of September 30, 2010 (the “Remaining Policy Amount”); (ii) the aggregate amount of claims paid by the Mortgage Insurer between January 1, 2011 and March 31, 2011, (iii) the Remaining Policy Amount after giving effect to the payments described in clause (ii) above; and (iv) the available Sponsor Loss Coverage Amount (which amount will be reported on the April 15, 2011 distribution date statement) after giving effect to the last sentence of the previous paragraph.

Remaining Policy Amount (as of September 30, 2010)	$65,500,928.00
Aggregate Amount of Claims Paid by the Mortgage Insurer (between January 1, 2011 and March 31, 2011)	$65,500,928.00

Remaining Policy Amount after giving effect to claims paid as of March 31, 2011)	$0.00
Available Sponsor Loss Coverage Amount	$10,990,014.68

Capitalized terms used herein and not defined herein shall have the meanings set forth in the Sale and Servicing Agreement (the “Sale and Servicing Agreement”), dated as of September 29, 2005, by and among Countrywide, as sponsor and master servicer, CWHEQ, Inc., as depositor, CWHEQ Revolving Home Equity Loan Trust, Series 2005-F, and The Bank of New York Mellon, as indenture trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWHEQ, Inc.

By:	/s/ Elizabeth Chen
Name: Elizabeth Chen
Title: Senior Vice President

Dated:  April 19, 2011